Exhibit 4.18

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE ORDINARY SHARES

of

LIGHTINTHEBOX HOLDING CO., LTD

Dated as of March 30, 2016

No. 0001	Warrant to Purchase Ordinary
Shares

THIS CERTIFIES THAT, Zall Cross-border E-commerce Investment Company Limited or its transferees or assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein to purchase from the Company the Company’s ordinary shares, par value $0.000067 per share (the “Ordinary Shares”), in the amounts, at such times and at the price per share set forth in Section 1. This Warrant is issued pursuant to the Subscription Agreement (the “Subscription Agreement”) dated as of March 17, 2016 between the Holder and LightInTheBox Holding Co., Ltd., a company formed under the laws of the Cayman Islands (the “Company”). The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution, exchange or replacement therefor as provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.             Number and Price of Shares; Exercise Period.

(a)           Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 7,455,000 Ordinary Shares, as may be adjusted pursuant hereby pursuant to Section 6 hereof, on or prior to the Expiration Date of this Warrant as provided in Section 7.

(b)           Exercise Price.

(i)         The exercise price per Ordinary Share shall be US$2.75, subject to adjustment from time to time pursuant to Section 6 (the “Exercise Price”);

(c)           Exercise Period. This Warrant shall be exercisable on or after the six (6) month anniversary of the date hereof and such right shall terminate in accordance with Section 7 hereof, provided that Holder may only exercise its purchase right represented by this Warrant in accordance with applicable federal and state securities laws and the Company’s Amended and Restated Statement of Policies Governing Material, Non-Public Information and the Prevention of Insider Trading, a copy of which has been provided to the Holder.

2.            Exercise of the Warrant.

(a)           Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i)         the tender to the Company at its principal executive office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)        the payment to the Company by wire transfer or other method acceptable to the Company of an amount equal to the product of the Exercise Price multiplied by, in each instance, all or a portion of the number of the securities issuable upon exercise of this Warrant (such securities, at any time of determination, the “Covered Securities”).

(b)           Date of Issuance. The rights under this Warrant shall be deemed to have been exercised and the Covered Securities shall be deemed to have been issued immediately prior to the close of business on each such date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Covered Securities shall be treated for all purposes as the holder of record of such Covered Securities as of the close of business on such date.

(c)           Shares Fully Paid; Reservation of Shares. The Company covenants and agrees that all Ordinary Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereof. The Company further covenants and agrees, during the term that the rights under this Warrant are exercisable, to reserve and keep available from its authorized and unissued Ordinary Shares for the purpose of effecting the exercise of this Warrant such number of Ordinary Shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant.

3.             Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant, in the form hereof, for the then Covered Securities.

4.             Transfer of the Warrant. This Warrant and the purchase right represented by this Warrant may not be transferred or assigned without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless the transfer or assignment is (i) a transfer to a parent, subsidiary or other affiliate of a Holder, or (ii) if (x) at the time such transfer is made, the number Ordinary Shares held by Holder is less than or equal to five (5) percent of the Warrant Class Securities outstanding at such time, and (y) the Holder transfers all Ordinary Shares held by it in the same transaction to the same transferee, in which cases the transfer or assignment of this Warrant shall not require the prior written consent of the Company. Any transfer of this Warrant shall be subject to this Section 4, and shall be made in accordance with the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers. The Company shall act promptly to record transfers of this Warrant on its books. Any attempt by the Holder to transfer the Warrant in violation of this Section 4 or Section 5 shall be void.

5.             Restrictions on Transfer of the Warrant and Covered Securities; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)           Restrictions on Transfers.

(i)         Any transfer of this Warrant must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Warrant, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold the Warrant subject to the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder; and

(ii)        such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the Company in writing, substantially in the form of Exhibit A-1, that the Warrant is being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company and (C) if reasonably requested by the Company, such Holder shall have furnished the Company, at the joint expense of both of the Company and the Holder (to be shared equally between them), with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Warrant under the Securities Act, whereupon such Holder shall be entitled to transfer this Warrant in accordance with the terms of the notice delivered by the Holder to the Company.

(b)           Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Covered Securities with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the reasonable satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Covered Securities so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale.

(c)           Securities Law Legend. The Covered Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(d)           Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(e)           Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) stamped on a certificate evidencing the Covered Securities and the share transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6.             Adjustments. Subject to the expiration of this Warrant pursuant to Section 7, the number and kind of the Covered Securities and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)           Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company in which Ordinary Shares are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor entity resulting from such Reorganization, equivalent in value to that which a holder of the Covered Securities would have been entitled in such Reorganization if the right to purchase the Covered Securities had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as reasonably determined in good faith by the board of directors or other governing body of the successor entity) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as practically may be, in relation to any securities deliverable after that event upon the exercise of this Warrant.

(b)           Reclassification of Shares. If the outstanding securities of the same class as the Covered Securities (the “Warrant Class Securities”) are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all Warrant Class Securities (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Class Securities which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of equity interests that a holder of the number of Warrant Class Securities immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)           Subdivisions and Combinations. In the event that the Warrant Class Securities are subdivided (by split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Covered Securities immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Warrant Class Securities are combined (by share combination, reverse share split, reclassification or otherwise) into a lesser number of shares of such securities, the number of Covered Securities immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)           Acquisition of Ordinary Shares by Holder. In the event that Holder, at a price per share that is less than the Exercise Price, acquires any Warrant Class Securities between the date hereof and the Expiration Date in open market transactions (which, for the avoidance of doubt, shall not include (i) the Ordinary Shares acquired by Holder in connection with the Subscription Agreement, (ii) the Ordinary Shares acquired pursuant to an exercise of this Warrant, if any, (iii) any Warrant Class Securities acquired by Holder pursuant to Article 5 of the Investor Rights Agreement (as defined in the Subscription Agreement), and (iv) any Warrant Class Securities of the Company acquired by Holder as result of share split and subdivision or issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Warrant Class Securities from time to time held by Holder), off-set in all cases, however, by any of the foregoing sold by a Holder in any transaction other than an assignment and sale in violation of Section 4.2 of the Investor Rights Agreement (as defined in the Subscription Agreement), the number of Covered Securities under this Warrant shall be reduced, concurrently with such acquisition, by the number of Warrant Class Securities acquired by Holder. In the event of any such acquisitions of Warrant Class Securities, Holder agrees to provide written notification to the Company within five (5) Business Days of the number of such securities acquired and the total amount of Warrant Class Securities held by Holder.

(e)           Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.             Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Beijing time on the day that is twenty-four (24) months following the date hereof (the “Expiration Date”).

8.             Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(a)   Organization. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)   Authorization; Enforcement; Validity. The Company has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations under this Warrant. The board of directors of the Company has duly and validly authorized the execution, delivery and performance of this Warrant, the Subscription Agreement and the Investor Rights Agreement (as defined in the Subscription Agreement) and the consummation of the transactions contemplated hereby and thereby. No other filing, consent or authorization on the part of the Company is necessary to authorize or approve this Warrant. This Warrant has been or will be duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Bankruptcy and Equity Exception”).

(c)           Brokers and Finders. Neither the Company nor any of its affiliates is a party to any agreement, arrangement or understanding with any person that would give rise to any valid right, interest or claim against or upon Holder or the Company for any brokerage commission, finder’s fee or other similar compensation in connection with this Warrant.

9.             Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)           Organization. Holder is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Authorization; Validity. The execution, delivery and performance by Holder of this Warrant and the consummation by Holder of the transactions contemplated hereby are within the corporate powers of Holder and have been duly authorized by all necessary corporate action on the part of holder. This Warrant constitutes a valid and binding agreement of holder, subject to the Bankruptcy and Equity Exception.

(c)           No Registration. The Holder understands that this Warrant has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(d)           Investment Intent. The Holder is acquiring this Warrant for investment for its own account and not with a view toward any resale or distribution thereof except in compliance with the Securities Act. Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Warrant.

(e)           Investment Experience. The Holder has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(f)            Status. The Holder is either (1) not a U.S. Person (as defined in Rule 902 of Regulation S) or (b) an “accredited investor” within the meaning of Rule 501 of Regulation D. Holder has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the transactions contemplated hereunder and can bear the economic risk of its investment in this Warrant. Holder has such knowledge and experience in financial and business matters as to enable it to make an informed decision with respect to the purchase of and the exercise of this Warrant. Holder is a sophisticated investor and has independently evaluated the merits of its decisions to purchase and exercise this Warrant.

(g)           Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h)           Restrictions on Resales. The Holder acknowledges, except as otherwise provided herein, that this Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell this Warrant and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, except as otherwise provided herein, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of this Warrant. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)            Brokers and Finders. The Holder is not a party to any agreement, arrangement or understanding with any person that would give rise to any valid right, interest or claim against or upon Holder for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated hereby.

10.          Miscellaneous.

(a)           Amendments and Waivers

(i)         Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and Holder.

(ii)        Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(b)           Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

(i)         if to a Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)        if to the Company, to the attention of the Chief Financial Officer of the Company at Tower 2, Area D, Diantong Square No. 7, Jiuxianqiao North Road, Chaoyang District, Beijing, China or by electronic mail to robin.lu@lightinthebox.com or at such other current address or electronic mail address as the Company shall have furnished to the Holder.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(c)           Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York, without regard to conflict of law principles.

(d)           Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(e)           Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(f)            Dispute Resolution. Any dispute arising out of or in connection with this Warrant, including any question regarding its existence, validity or termination and the parties’ rights and obligations hereunder (each, a “Dispute”) shall be referred to and finally resolved by arbitration (the “Arbitration”) in the following manner:

(i)         The Arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”);

(ii)        The Arbitration shall be procedurally governed by the HKIAC Administered Arbitration Rules as in force at the date on which the claimant party notifies the respondent party in writing (such notice, a “Notice of Arbitration”) of its intent to pursue Arbitration, which are deemed to be incorporated by reference and may be amended by this Section 10(g)

(iii)       The seat and venue of the Arbitration shall be Hong Kong and the language of the Arbitration shall be English;

(iv)       A Dispute subject to Arbitration shall be determined by a panel of three (3) arbitrators (the “Tribunal”). One (1) arbitrator shall be nominated by the claimant party (and to the extent that there is more than one claimant party, by mutual agreement among the claimant parties) and one (1) arbitrator shall be nominated by the respondent party (and to the extent that there is more than one respondent party, by mutual agreement among the respondent parties). The third arbitrator shall be jointly nominated by the claimant party’s and respondent party’s respectively nominated arbitrators and shall act as the presiding arbitrator. If the claimant party or the respondent party fails to nominate its arbitrator within thirty (30) days from the date of receipt of the Notice of Arbitration by the respondent party or the claimant and respondent parties’ nominated arbitrators fail to jointly nominate the presiding arbitrator within thirty (30) days of the nomination of the respondent-nominated arbitrator, either party to the Dispute may request the Chairperson of the HKIAC to appoint such arbitrator; and

(v)        The Parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the parties otherwise agree in writing. The arbitral award is final and binding upon the parties to the Arbitration.

(g) Business Day. For the purposes of this Warrant, “Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, the PRC, the Cayman Islands, the British Virgin Islands or Hong Kong are authorized or required by applicable law to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(h)           Rights and Obligations Terminate Upon Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall terminate with respect to the Covered Securities upon exercise in full of this Warrant.

(i)            Entire Agreement. Except as expressly set forth herein, this Warrant, the Subscription Agreement and other Transaction Documents (as defined in the Subscription Agreement) (including the exhibits attached hereto and thereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

LIGHTINTHEBOX HOLDING CO., LTD.

By:	/s/ Quji (Alan) Guo
Name:	Quji (Alan) Guo
Title:	Chairman and Chief Executive Officer

The Company and the Holder sign this Warrant as of the date stated on the first page.

AGREED AND ACKNOWLEDGED,

ZALL CROSS-BORDER E-COMMERCE INVESTMENT COMPANY LIMITED

By:	/s/ Zhi Yan
Name:	Zhi Yan
Title:	Director

EXHIBIT A

NOTICE OF EXERCISE

TO:                        LightInTheBox Holding Co., Ltd. (the “Company”)

Attention:             Chief Financial Officer

(1)                                 Exercise. The undersigned elects to purchase the following number of ordinary shares, par value $0.000067 per share of the Company (the “Ordinary Shares”):

(2)                                 Method of Exercise. The undersigned elects to exercise the attached Warrant by cash payment and tenders herewith payment of the purchase price for such shares in full.

(3)                                 Investment Intent. The undersigned represents and warrants that the aforesaid Ordinary Shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Ordinary Shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 9 of the attached warrant are true and correct as of the date hereof.

(4)                                 Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

A-1

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:

COMPANY:	LIGHTINTHEBOX HOLDING CO., LTD.

SECURITIES:

THE WARRANT ISSUED ON MARCH [                   ], 2016 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES) (COLLECTIVELY, THE “SECURITIES”)

DATE:	[ ]

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.             No Registration. The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.             Investment Intent. The Investor is acquiring the Securities for investment for its own account, and not with a view toward any resale or distribution thereof, except in compliance with the Securities Act of 1933, as amended. The Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Warrant.

3.             Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.             Status. The Investor is either (1) not a U.S. Person (as defined in Rule 902 of Regulation S) or (b) an “accredited investor” within the meaning of Rule501 of Regulation D. Holder has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the transactions contemplated hereunder and can bear the economic risk of its investment in this Warrant. Holder has such knowledge and experience in financial and business matters as to enable it to make an informed decision with respect to the purchase of and the exercise of this Warrant. Holder is a sophisticated investor and has independently evaluated the merits of its decisions to purchase and exercise this Warrant.

5.             Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

6.             Restrictions on Resales. The Investor acknowledges that, except as otherwise provided herein, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, except as otherwise provided herein, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

7.             Brokers and Finders. The Investor is not a party to any agreement, arrangement or understanding with any person that would give rise to any valid right, interest or claim against or upon Holder for any brokerage commission, finder’s fee or similar compensation, as a result of the transactions contemplated hereby.

(signature page follows)

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

(e-mail address of investor)]

[EXHIBIT B

ASSIGNMENT FORM]1

ASSIGNOR:

COMPANY:	LIGHTINTHEBOX HOLDING CO., LTD

WARRANT:	THE WARRANT TO PURCHASE ORDINARY SHARES ISSUED ON MARCH [ ] 2016 (THE “WARRANT”)

DATE:	[ ]

(1)                                 Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant:

Name of Assignee:

Address of Assignee:

and does irrevocably constitute and appoint                           as attorney to make such transfer on the books of LightInTheBox Holding Co. Ltd., maintained for the purpose, with full power of substitution in the premises.

(2)                                 Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares to be issued upon exercise of the rights thereunder (and any securities issuable upon conversion thereof) (collectively, the “Securities”) subject to the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)                                 Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 9 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)                                 Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

1 Subject to Section 4.

B-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

]

B-2